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                                                                     EXHIBIT 6.6

         OPTION ACQUISITION AGREEMENT BETWEEN OMICRON TECHNOLOGIES INC.
                         AND VIASPACE TECHNOLOGIES, LLC
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                                                                     Exhibit 6.6


                          OPTION ACQUISITION AGREEMENT


Dated this 12th day of October, 1999



BETWEEN:


          OMICRON TECHNOLOGIES, INC., a corporation incorporated under the laws of the State of Florida, whose head office is located at Suite 2202 - 808 Nelson St., Vancouver, B.C. Canada V6Z 2H2

          (Hereinafter referred to as "Omicron")

                                                               OF THE FIRST PART


-AND-



          VIASPACE TECHNOLOGIES, LLC., a corporation incorporated under the laws of the State of Delaware whose head office is located at 2400 Lincoln Ave. Altadena, CA.

          (Hereinafter referred to as "ViaSpace")


                                                              OF THE SECOND PART


SUBJECT MATTER

          WHEREAS, ViaSpace has secured from Caltech an option to acquire the APS and APS Wireless Technology("the Technology");

          WHEREAS, ViaSpace has the right to sell and/or assign such option to the Technology;

          AND WHEREAS, Omicron is desirous of purchasing the option for such Technology;


          NOW THEREFORE THIS AGREEMENT WITNESSES THAT, in consideration of the foregoing premises, the mutual covenants, agreements, representations, warranties and indemnities of the parties herein set forth, and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each party), the parties hereto agree as follows:


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ARTICLE ONE-PURCHASE PRICE

1.01 Omicron agrees to pay $3,000,000 for the Technology more particularly described in Schedule "A" attached hereto and forming a part of this Agreement;

ARTICLE TWO - TERMS OF PAYMENT

2.01 Omicron will pay in cash a total of $750,000 which ViaSpace hereby acknowledges having received previously.

2.02 Further, Omicron agrees to transfer at closing 1,500,000 shares of restricted common shares at a price of $2.25 per share to ViaSpace in order to fulfill its obligations under this Agreement for the balance of the Purchase Price;

2.03 Within five(5) days of the signing and execution of this Agreement, ViaSpace will deliver to Omicron a properly endorsed and acknowledged assignment of its option for the Technology from Caltech properly endorsed and executed into the name of ViaSpace.

2.04 Simultaneously with (or not later that 5 working days) the signing and execution of this Agreement, Omicron will deliver to ViaSpace, a duly executed authorization addressed to the Fidelity Stock Transfer Company, Salt Lake, Utah such form as set out in Exhibit "A" to this Agreement. Fidelity Stock Transfer Company will be further advised that the shares of stock will be delivered to ViaSpace pursuant to the terms of this Agreement.

2.05 Both ViaSpace and Omicron will deliver to a mutually agreeable escrow agent duly authorized and executed stock powers with signature guaranteed by a local bank which the escrow agent will utilize for the purpose of returning the stock to the original owners as necessary under the terms and conditions of this Agreement.

2.06 Omicron will register all shares under this Agreement with the Securities and Exchange Commission.

2.07 All shares delivered and deposited with the escrow agent shall have a legend placed upon them that "these shares are subject to an Option Acquisition Agreement between Omicron and ViaSpace, dated October 12, 1999. Anyone purchasing these shares takes them subject to the rights afforded the parties in this Agreement".

2.08 will act as escrow agent for both the Purchaser and the Vendor and will hold all shares transferred in escrow pursuant to this Agreement until closing.


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            ARTICLE THREE-REPRESENTATIONS AND WARRANTIES OF VIASPACE


3.01  Authorization

This Agreement has been duly authorized, executed and delivered by ViaSpace and is a legal, valid and binding obligation of ViaSpace, enforceable against ViaSpace by the Omicron in accordance with its terms.

3.02  No Other Agreements to Purchase

No Person other than Omicron has any written or oral agreement or option or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option for the purchase or acquisition from ViaSpace of any of the Technology

3.03  No Violation

The execution, delivery and performance of this Agreement by ViaSpace and the consummation of the transactions herein provided for will not, to the best of the knowledge ViaSpace, result in:

(a) the breach or violation in any material respect of any of the provisions of, or constitute a default under, or conflict with or cause the acceleration of any obligation of ViaSpace under:

  (i) any Contract to which ViaSpace is a party or by which it is or its Technology is bound;

 (ii) any provision of the constating documents or by-laws or resolutions of the board of directors (or any committee thereof) of ViaSpace;

(iii) any judgment, decree, order or award of any court, governmental body or arbitrator having jurisdiction over ViaSpace;

 (iv) any licence, permit, approval, consent or authorization held by ViaSpace;
      or

  (v) any applicable law, statute, ordinance, regulation or rule; nor

(b) the creation or imposition of any Encumbrance on the option in respect of the Technology offered by Caltech.

(c) that ViaSpace will obtain from Caltech approval of the sale of the option in connection with the Technology.


             ARTICLE FOUR-REPRESENTATIONS AND WARRANTIES OF OMICRON

The Purchaser hereby represents and warrants to the Vendor and the Shareholder as follows and acknowledges and confirms that the Vendor and the Shareholder are relying on such representations and warranties in connection with the sale of the Purchased Assets.

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4.01  Organization

The Purchaser is a corporation duly incorporated and organized and validly subsisting under the laws of the State of Florida and has the corporate power to enter into this Agreement and to perform its obligations hereunder.

4.02  Authorization

This Agreement has been duly authorized, executed and delivered by Omicron and is a legal, valid and binding obligation of the Omicron, enforceable against Omicron by ViaSpace in accordance with its terms.

4.03  No Violation

The execution and delivery of this Agreement by Omicron and the consummation of the transactions herein provided for will not result in the violation of, or constitute a default under, or conflict with or cause the acceleration of any obligation of Omicron under:

(a)   any Contract to which Omicron is a party or by which it is bound;

(b) any provision of the constating documents or by-laws or resolutions of the board of directors (or any committee thereof) or shareholders of Omicron;

(c) any judgment decree, order or award of any court, governmental body or arbitrator having jurisdiction over Omicron; or

(d)   any applicable law, statute, ordinance, regulation or rule.


4.04  Consents and Approvals

There is no requirement for Omicron to make any filing with, give any notice to or obtain any licence, permit, certificate, registration, authorization, consent or approval of, any government or regulatory authority as a condition to the lawful consummation of the transactions contemplated by this Agreement.


ARTICLE FIVE-MISCELLANEOUS

5.01  Currency

Unless otherwise indicated, all dollar amounts referred to in this Agreement or the use of the symbol "S" shall be deemed to refer to United States dollars.

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5.02 Sections, Headings and Party Drafting

The division of this Agreement into Articles, Sections and Paragraphs and the insertion of headings are for convenience of reference only and shall not affect the interpretation or construction of this Agreement. Unless otherwise indicated, any reference in this Agreement to an Article, Section, Paragraph or Schedule refers to the specified Article, Section or Paragraph of or Schedule to this Agreement. Each party hereto acknowledges that it and its legal advisors have reviewed and participated in settling the terms of this Agreement. Each of the parties hereto agree that any rule of construction or doctrine of interpretation which has the result of construing or interpreting any ambiguity against the drafting party shall not be applicable in the interpretations of this Agreement.

5.03  Number, Gender and Person

In this Agreement, words imparting the singular number shall include the plural and vice versa, and words importing the use of any gender shall include all genders.

5.04  Entire Agreement

This Agreement (including the Schedules and Exhibits referred to herein, which are hereby incorporated by reference) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, prior drafts of this Agreement, understandings, negotiations and discussions, whether written or oral, between the parties with respect to the subject matter of this Agreement. There are no conditions, covenants, agreements, representations, warranties or other provisions, express or implied, collateral, statutory or otherwise, relating to the subject matter hereof except as herein provided. Without limiting the generality of the foregoing, the memorandum of understanding dated August 7, 1998 together with the addendum dated September 23,1998 are hereby superceded by this Agreement. Neither this Agreement nor any provisions hereof is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

5.05  Time of the Essence

Time shall be of the essence of this Agreement and of every part hereof and no extension or variation to this Agreement shall operate as a waiver of this provision.

5.06  Applicable Law

This Agreement shall be construed, interpreted and enforced in accordance with, and the respective rights and obligations of the parties shall be governed by, the laws of the State of Florida and the federal laws of the United States of America applicable therein without reference to any principles of conflicts of laws, and each party irrevocably and unconditionally attorns to the non-exclusive jurisdiction of the Courts of Florida and all courts competent to hear appeals therefrom with respect to any matter arising hereunder or related hereto.


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5.07  ENUREMENT

This Agreement shall enure to the benefit of and shall be binding on and enforceable by the parties hereto and, where the context so permits, their respective heirs, executors, legal personal representatives and successors.

5.08  ASSIGNMENT

No party hereto may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written consent of each other party, which consent shall not be unreasonably withheld.

5.09  AMENDMENTS; NO WAIVERS

(a) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of any amendment, by all parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective.

(b) No waiver by a party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent occurrence. No failure or delay by a party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

5.10  NOTICES

All notices, requests, demands, claims and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communications hereunder shall be deemed duly given (i) if personally delivered, when so delivered, (ii) if mailed, two Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below, (iii) if given by telex or telecopier, once such notice or other communication is transmitted to the telex or telecopier number specified below and the appropriate answer back or telephonic confirmation is received, provided that such notice or other communication is promptly thereafter mailed in accordance with the provisions of clause (ii) above or (iv) if sent through an overnight delivery service in circumstances under which such service guarantees next day delivery, the day following being so sent:

     If to Omicron:         Suite 2202 - 808 Nelson St., Vancouver,
                            B.C. Canada V6Z 2112

     If to Viaspace:        2400 Lincoln Ave., Altadena, CA, USA

Any party may give any notice, request, demand, claim or other communication hereunder using any other means (including ordinary mail or electronic mail), but no such notice, request, demand, claim


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or other communication shall be deemed to have been duly given unless and until it actually is received by the individual for whom it is intended. Any party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

5.11  Closing Date

The date of closing of this transaction shall be taken as the aforementioned date of this Agreement as indicated on Page 1.

5.12  Facsimile Copy

A facsimile copy of this Agreement duly signed and executed can be taken as an original by the parties of this Agreement hereto.


IN WITNESS WHEREOF the parties to this Agreement have executed this Agreement.

                                    )
                                    )     Omicron Technologies, Inc.
                                    )
________________________            )per:_____________________________
Witness                             )    Sak Narwal, CFO
                                    )
                                    )      ViaSpace Technologies LLC
                                    )
                                    )
________________________            )per:_____________________________
Witness                             )    Sam Shehayeb, CFO